UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2019

CARTER VALIDUS MISSION CRITICAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2019, Carter Validus Mission Critical REIT, Inc. (the “Company”), Carter Validus Mission Critical REIT II, Inc. (“REIT II”), Carter/Validus Operating Partnership, LP, the Company’s operating partnership (“REIT I Operating Partnership”), Carter Validus Operating Partnership II, LP, the operating partnership of REIT II (“REIT II Operating Partnership”), and Lightning Merger Sub, LLC, a wholly owned subsidiary of REIT II (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub (the “REIT Merger”), with Merger Sub surviving the REIT Merger (the “Surviving Entity”), such that following the REIT Merger, the Surviving Entity will continue as a wholly owned subsidiary of REIT II. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of the Company shall cease.

At the effective time of the REIT Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share (the “REIT I Common Stock”) will be converted into the right to receive:

(i)	$1.00 in cash; and

(ii)	0.4681 shares of REIT II Class A Common Stock, par value $0.01 per share (“REIT II Class A Common Stock”).

In addition, each share of REIT I Common Stock, if any, then held by any wholly owned subsidiary of the Company or by REIT II or any of its wholly owned subsidiaries will no longer be outstanding and will automatically be retired and cease to exist, and no consideration shall be paid, nor any other payment or right inure or be made with respect to such shares of REIT I Common Stock in connection with or as a consequence of the REIT Merger.

The combined company after the REIT Merger (the “Combined Company”) will retain the name “Carter Validus Mission Critical REIT II, Inc.” The REIT Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Combined Company will have a total enterprise value of approximately $3.2 billion1, and will own 146 properties in 33 states, consisting of approximately 8.4 million square feet. On a pro forma basis, the Combined Company portfolio will be 96% leased, on a weighted average basis, with a remaining weighted average lease term of 10.4 years. Approximately 20.5% of the Combined Company portfolio assets2, on a pro forma basis, will be leased to tenants and/or guarantors who have investment grade ratings or what management believes are generally equivalent ratings. In addition, no tenant will represent more than 9.9% of the contractual base rents of the Combined Company, on a pro forma basis, with the top ten tenants comprising a collective 40.8% of the contractual base rents of the Combined Company.

Agreement and Plan of Merger

The Merger Agreement contains customary representations, warranties and covenants, including covenants prohibiting the Company and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions after the Go Shop Period End Time (as defined herein), subject to certain limited exceptions.

Pursuant to the terms of the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. New York City time on May 26, 2019 (the “Go Shop Period End Time”), the Company and its subsidiaries and representatives may initiate, solicit, provide information and enter into discussions concerning proposals relating to alternative business combination transactions.

The Merger Agreement also provides that prior to the Stockholder Approval (as defined below), the board of directors of the Company (the “Board”) may withdraw its recommendation of the Merger or otherwise make an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including, but not limited to, by either the Company or REIT II (in each case, with the prior approval of their respective special committee, each comprised solely of certain independent directors of the respective

[1]

Represents pro forma fully diluted shares outstanding as of December 31, 2018 after transaction adjustments multiplied by most recent net asset value per share estimate for REIT II ($9.25) plus outstanding debt less cash and cash equivalents as of December 31, 2018 after transaction adjustments.

[2]	Based on asset values calculated using initial purchase price and capitalized costs subsequent to acquisition and as of December 31, 2018.

board of directors) if the REIT Merger has not been consummated on or before 11:59 p.m. New York time on January 31, 2020, if a final and non-appealable order is entered prohibiting or disapproving the REIT Merger, if the Stockholder Approval has not been obtained or upon a material uncured breach of the respective obligations, covenants or agreements by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied.

In addition, the Company (with the prior approval of its special committee) may terminate the Merger Agreement in order to enter into an “Alternative Acquisition Agreement” with respect to a “Superior Proposal” (each as defined in the Merger Agreement) at any time prior to receipt by the Company of the Stockholder Approval pursuant to the terms of the Merger Agreement.

REIT II may terminate the Merger Agreement at any time prior to the receipt of the Stockholder Approval, including upon an Adverse Recommendation Change, and in certain other events.

If the Merger Agreement is terminated in connection with the Company’s acceptance of a Superior Proposal or making an Adverse Recommendation Change, then the Company must pay to REIT II a termination fee of (i) $14,400,000 if it occurred within five business days of the end of the specified period for negotiations with REIT II following notice (received within five business days of the Go Shop Period End Time) that the Company intends to enter into a Superior Proposal or (ii) $28,800,000 if it occurred thereafter.

The Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties were made solely for purposes of the contract among the parties, and are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by the Company and REIT I Operating Partnership on one hand, and REIT II and REIT II Operating Partnership, on the other hand. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The obligation of each party to consummate the REIT Merger is subject to a number of conditions, including receipt of approval of holders of a majority of the outstanding shares of the Company’s common stock (the “Stockholder Approval”) , delivery of certain documents and legal opinions, the truth and correctness of the representations and warranties of the parties, subject to the materiality standards contained in the Merger Agreement, the effectiveness of the registration statement on Form S-4 to be filed by REIT II to register the shares of REIT II Common Stock to be issued as consideration in the REIT Merger, and the absence of a REIT I Material Adverse Effect or REIT II Material Adverse Effect (as each term is defined in the Merger Agreement).

REIT II’s obligation to consummate the Merger is not subject to a financing condition. Until the effective time of the Merger, the Company and REIT II are each permitted to continue paying distributions based on daily record dates and in amounts consistent with recent distributions.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the Company or REIT II. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or REIT II. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Second Amendment to Operating Partnership Agreement

Concurrently with the entry into the Merger Agreement, the Company entered into an amendment (the “Second Amendment”) to the Amended and Restated Limited Partnership Agreement of Carter/Validus Operating Partnership, LP (the “Partnership Agreement”), as amended, by and between the Company, which holds both general partner and limited partner interests in the REIT I Operating Partnership, and Carter/Validus Advisors, LLC (“REIT I Advisor”), which holds a special limited partner interest in the REIT I Operating Partnership. The Second Amendment will become effective at the effective time of the REIT Merger. The purpose of the Second Amendment, which is attached as Exhibit 10.1 hereto, is to revise the economic interests of the REIT I Advisor by providing that the REIT I Advisor will not receive any distributions of Net Capital Proceeds (as defined in the Partnership Agreement) pursuant to the Partnership Agreement.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated REIT II Advisory Agreement

Concurrently with the entry into the Merger Agreement, REIT II, REIT I Operating Partnership, REIT II Operating Partnership and Carter Validus Advisors II, LLC (“REIT II Advisor”) entered into the Third Amended and Restated REIT II Advisory Agreement (the “Amended REIT II Advisory Agreement”), which shall become effective at the effective time of the REIT Merger. The Amended REIT II Advisory Agreement will amend REIT II’s existing advisory agreement, dated as of June 10, 2014, to add REIT I Operating Partnership as a party and to increase the Combined Company’s stockholder return threshold to an 8.0% cumulative return prior to REIT II Advisor receiving any distributions of Net Sales Proceeds (as defined in the Amended REIT II Advisory Agreement).

The foregoing description of the Amended REIT II Advisory Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended REIT II Advisory Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the entry into the Merger Agreement, the Company, REIT I Operating Partnership and REIT I Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of April 11, 2019. Pursuant to the Termination Agreement, the Amended and Restated Advisory Agreement, as amended, dated as of November 26, 2010, by and among the Company, REIT I Advisor and REIT I Operating Partnership (the “Advisory Agreement”) will be terminated at the effective time of the REIT Merger. Also pursuant to the Termination Agreement, REIT I Advisor waived any disposition fee it otherwise would be entitled to pursuant to the Advisory Agreement related to the Merger and confirms the disposition fee payable to REIT I Advisor in the event the Merger Agreement is terminated and the Company consummates a different transaction that would entitle REIT I Advisor to the disposition fee.

The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2019, REIT I Operating Partnership, the Company, and certain of REIT I Operating Partnership’s subsidiaries entered into the Consent and Second Amendment to the Third Amended and Restated Credit Agreement (the “KeyBank Credit Facility”), with KeyBank National Association, a national banking association (“KeyBank”), certain other lenders, and KeyBank, as Administrative Agent, which provides for KeyBank’s consent, as Administrative Agent, to REIT I Operating Partnership’s and the Company’s execution and delivery, but not the consummation of, the Merger Agreement. In addition, the Consent and Second Amendment to the KeyBank Credit Facility modifies limitations on the distributions for each calendar quarter in 2019 and the first calendar quarter of 2020 to be limited to a daily distribution rate of $0.000876713 per share of the Company.

In addition, on April 9, 2019, REIT I Operating Partnership exercised its right to a 12-month extension of the KeyBank Credit Facility’s May 28, 2019 maturity date. Therefore, the maturity date of the KeyBank Credit Facility is now May 28, 2020.

As of April 11, 2019, the Company is in compliance with the covenants of the KeyBank Credit Facility.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility agreement. Except as set forth in this Current Report on Form 8-K, the material terms of the KeyBank Credit Facility remain unchanged from those reported in the Company’s Current Reports on Form 8-K filed with the SEC on August 17, 2018 and February 5, 2018, which are incorporated herein by reference.

As of April 11, 2019, the Company had a total unencumbered pool availability under the KeyBank Credit Facility of $311,879,000 and an aggregate outstanding principal balance of $228,000,000. As of April 11, 2019, $83,879,000 remained to be drawn on the KeyBank Credit Facility.

The material terms of the agreement discussed above are not complete and are qualified in their entirety by the Consent and Second Amendment to the KeyBank Credit Facility attached hereto as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 11, 2019, the Company and REIT II issued a joint press release announcing the execution of the Merger Agreement as described in detail in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, on April 11, 2019, the Company posted to its website (http://www.cvmissioncriticalreit.com) a presentation prepared by the Company and REIT II containing certain information related to the proposed REIT Merger. A copy of the presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Further, on April 11, 2019, each of the Company and REIT II has made available on its respective website a joint pre-recorded webcast to discuss the proposed REIT Merger. The webcast script is hereby furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure. The related presentation is the presentation furnished as Exhibit 99.2 to this Current Report.

The Company is also sending a letter to its stockholders regarding the matters disclosed in Item 8.01 of this Current Report on Form 8-K and the proposed REIT Merger. A copy of the stockholder letter is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1, 99.2, 99.3 and 99.4, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

Suspension of Distribution Reinvestment Plan

In connection with the transactions contemplated herein, on April 10, 2019, the Board approved the suspension of the Company’s distribution reinvestment plan (“DRIP”), and, therefore, will suspend the DRIP with respect to distributions that accrue during April 2019. Therefore, April 2019 distributions, which are payable on the first business day of May 2019, will be paid in cash to all stockholders.

Prorated Share Repurchases for 2019 Second Quarter Repurchase Date

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2018, the Board approved and adopted the Second Amended and Restated Share Repurchase Program (the “Amended & Restated SRP”), which became effective January 1, 2019. Pursuant to the Amended & Restated SRP, the Company either accepts or rejects a repurchase request by the first day of each quarter, and processes accepted repurchase requests on or about the tenth day of such quarter (each, a “Repurchase Date”).

The Company limits the number of shares repurchased each quarter pursuant to the Amended & Restated SRP as follows:

•	on the first quarter Repurchase Date, the Company will not repurchase in excess of 2.0% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the second quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the third quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year; and

•	on the fourth quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year.

Each quarter, the Company will process repurchase requests made in connection with the death or qualifying disability of a stockholder, or, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy, prior to processing any other repurchase requests. During any calendar year, the Company will not repurchase in excess of 5.0% of the number of shares outstanding on December 31st of the previous calendar year (the “5.0% Annual Limitation”).

The Company determined that it reached the share limitation for the 2019 second quarter Repurchase Date, and that it will not be able to fully process all repurchase requests for such Repurchase Date. Therefore, for properly submitted repurchase requests that the Company received by March 25, 2019, shares were repurchased in accordance with the Amended & Restated SRP as follows: (i) first, pro rata as to repurchases upon the death of a stockholder or Qualifying Disability of a stockholder (as defined in the Amended & SRP); (ii) next, pro rata as to repurchases to stockholders who demonstrated, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. Repurchase requests of shares received by the Company during the prorated period within categories (i) and (ii) above were repurchased in full. There were no repurchase requests of shares received by the Company within category (iii) above. Repurchase requests of shares received by the Company within category (iv) above were repurchased based on a proration of approximately 26.4% of the shares made in the requests.

Third Amended and Restated Share Repurchase Program

In connection with the transactions contemplated herein, on April 10, 2019, the Board approved the Third Amended and Restated Share Repurchase Program (the “Third Amended & Restated SRP”), which will become effective thirty days following the filing of this Current Report on Form 8-K, and will apply beginning with repurchases made on the 2019 third quarter Repurchase Date. Under the Third Amended & Restated SRP, the Company will only repurchase shares of common stock in connection with the death, qualifying disability, or involuntary exigent circumstance (as determined by the Board, in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Third Amended & Restated SRP. Further, under the Third Amended & Restated SRP, if the Company does not repurchase all of the shares for which repurchase requests were submitted in any quarter, outstanding repurchase requests will not automatically roll over to the subsequent quarter. Except as set forth in this Current Report on Form 8-K, the material terms of the Third Amended & Restated SRP remain unchanged from those reported in the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2018. The foregoing description of the Third Amended & Restated SRP does not purport to be complete and is subject to, and qualified by its entirety by, the Third Amended & Restated SRP that is filed as Exhibit 99.5 to this Current Report on Form 8-K, and incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed REIT Merger, REIT II will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by the Company and REIT II, and other related documents. The joint proxy statement/prospectus will contain important information about the proposed REIT Merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY AND REIT II WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, REIT II AND THE PROPOSED MERGER. Investors and stockholders of the Company and REIT II may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company and REIT II with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company and REIT II with the SEC are also available free of charge on the Company’s website at www.cvmissioncriticalreit.com and REIT II’s website at www.cvmissioncriticalreitii.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, REIT II and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed REIT Merger. Information regarding the Company’s directors and executive officers can be found in the Company’s most recent Annual Report on Form 10-K filed on March 22, 2019. Information regarding REIT II’s directors and executive officers can be found in REIT II’s most recent Annual Report on Form 10-K filed on March 22, 2019. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed REIT Merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or REIT II, as applicable, using the sources indicated above.

Forward-Looking Statements

This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the proposed REIT Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain the Stockholder Approval or the failure to satisfy the other conditions to completion of the proposed REIT Merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed REIT Merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company or REIT II; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 11, 2019, by and among Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP and Lightning Merger Sub, LLC*

10.1	Second Amendment to the Agreement of Limited Partnership of Carter/Validus Operating Partnership, LP, dated April 11, 2019.

10.2	Third Amended and Restated REIT II Advisory Agreement, dated as of April 11, 2019, by and among Carter Validus Mission Critical REIT II, Inc., Carter/Validus Operating Partnership, LP, Carter Validus Operating Partnership II, LP, and Carter Validus Advisors II, LLC.

10.3	Termination Agreement, dated as of April 11, 2019, by and among Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP and Carter/Validus Advisors, LLC

10.4	Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated April 11, 2019, by and between Carter/Validus Operating Partnership, LP, as borrower, KeyBank National Association, the other lenders which are parties to the agreement and other lenders that may become parties to the agreement, and KeyBank National Association, as administrative agent.

99.1	Joint Press Release, dated April 11, 2019

99.2	Presentation, dated April 11, 2019

99.3	Webcast Script

99.4	Letter to Stockholders

99.5	Third Amended and Restated Share Repurchase Program

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: April 11, 2019	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer